Exhibit 10.2

EXECUTION COPY

SECOND AMENDMENT TO TERM LOAN AGREEMENT AND
COMMITMENT INCREASE AGREEMENT
This SECOND AMENDMENT TO TERM LOAN AGREEMENT AND COMMITMENT INCREASE AGREEMENT (this “Amendment”) is made and entered into as of January 31, 2014, by and among QEP RESOURCES, INC., a Delaware corporation (the “Borrower”), the Lenders named on the signature pages hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Term Loan Agreement dated as of April 18, 2012, as amended by that certain First Amendment to Term Loan Agreement dated as of August 13, 2013 (the “Existing Loan Agreement” and as amended by this Amendment, the “Loan Agreement”);
WHEREAS, the Borrower has requested that the Existing Loan Agreement be amended to increase the aggregate amount of the Commitments by $300,000,000 to an aggregate total amount of $600,000,000 (the “Commitment Increase”), and to make certain other amendments to the Existing Loan Agreement as set forth herein;
WHEREAS, the Borrower, through its wholly-owned subsidiary, QEP Energy Company, as buyer, and EnerVest Holding, L.P., EnerVest Energy Institutional Fund XII-A, L.P., EnerVest Energy Institutional Fund XII-WIB, L.P., and EnerVest Energy Institutional Fund XII-WIC, L.P. as sellers (collectively, the “Seller”), have entered into that certain Purchase and Sale Agreement dated as of December 6, 2013, as it may be amended (the “Permian Acquisition Agreement”), pursuant to which the Borrower, through QEP Energy Company, has agreed to purchase certain oil and natural gas interests in the Midland sub-basin of the Permian Basin in Martin and Andrews Counties, Texas as more particularly described therein (such acquisition, the “Permian Acquisition”);
WHEREAS, the Borrower intends to structure the Permian Acquisition to qualify for reverse like-kind exchange treatment under Section 1031 of the Internal Revenue Code and the regulations and revenue procedures promulgated thereunder; and
WHEREAS, subject to terms of this Amendment, the Existing Lenders whose signatures appear below, collectively constituting the Required Lenders, each New Lender and the Administrative Agent have agreed to the Commitment Increase and to amend the Existing Loan Agreement as set forth in Section 3 below, such amendments to be effective on the Second Amendment Effective Date as hereinafter defined.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions.

(a)As used herein: “Existing Lender” means each Lender who is a party to the Existing Loan Agreement; “Increasing Lender” means each Existing Lender whose Commitment shown on Schedule 2.01 attached hereto is greater than its Commitment set forth in Schedule 2.01 attached to the Existing Loan Agreement; and “New Lender” means each institution named on Schedule 2.01 attached hereto as a Lender that is not an Existing Lender. “Transactions” means collectively, the Permian Acquisition, the execution of this Amendment, the Borrowing of Loans on the Second Amendment Effective Date and the incurrence of Indebtedness by the Borrower or its Subsidiaries on the Second Amendment Effective Date or in connection with the Permian Acquisition. “Arrangers” means Wells Fargo Securities, LLC and BMO Capital Markets, Inc.
(b)Unless otherwise defined in this Amendment, all other terms used in this Amendment which are defined in the Existing Loan Agreement shall have the meanings assigned to such terms in the Existing Loan Agreement. The interpretive provisions set forth in Section 1.02 of the Existing Loan Agreement shall apply to this Amendment.

Exhibit 10.2

2.Commitment Increase; Amended Schedule 2.01.

(a)Commitment Increase. On and as of Second Amendment Effective Date: (a) Schedule 2.01 attached to the Existing Loan Agreement shall be amended to read as set forth on Schedule 2.01 attached hereto, (b) each Increasing Lender agrees that its Commitment shall increase to the amount set forth opposite its name on Schedule 2.01 attached hereto, and (c) each New Lender agrees that it shall be a “Lender” under and as defined in the Loan Agreement and shall have a Commitment in the amount set forth opposite its name on the Schedule 2.01 attached hereto. Subject to the conditions to Borrowings set forth herein and in the Loan Agreement, each Increasing Lender and each New Lender agrees to fund Loans on the Second Amendment Effective Date in an amount equal to its Pro Rata Share (as set forth in Schedule 2.01 attached hereto) of the Borrowings requested by the Borrower on such date, in each case in an amount up to its Commitment as shown on Schedule 2.01.

(b)Break Funding Charges. The Borrower acknowledges that if, as a result of the refinancing of existing Loans on the Second Amendment Effective Date, any Existing Lender incurs any loss, cost or expense as a result of any payment of a Eurodollar Rate Loan prior to the last day of the Interest Period applicable thereto and such Lender makes a request for compensation in accordance with Section 3.05 of the Loan Agreement, the Borrower shall be obligated to compensate such Lender in accordance with such Section.

(c)New Lenders. Each New Lender represents and agrees as follows: (i) it has received a copy of the Existing Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) it has, independently and without reliance upon the Administrative Agent, any other agent, any Lender or any arranger, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.Amendments to the Existing Loan Agreement. The following amendments to the Existing Loan Agreement shall be effective on the date (the “Second Amendment Effective Date”) that the conditions set forth in Section 4 of this Amendment have been satisfied.

(a)Certain Amended Definitions. The following defined terms appearing in Section 1.01 (Defined Terms) of the Existing Loan Agreement are amended as set forth below:

(i)The definition of “Aggregate Commitments” is amended by replacing the reference to “$300,000,000” with “$600,000,000”.

(ii)The definition of “Availability Period” is amended as follows: in clause (a) the reference to “June 30, 2012” is replaced with “the Second Amendment Closing Date”; the word “and” that appears after clause (c) is moved so that it follows the end of clause (b); and clause (d) is deleted.

(iii)The definition of “Eurodollar Rate” is amended to read in its entirety as follows:

“Eurodollar Rate” means, for any interest rate calculation with respect to a Eurodollar Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the “Eurodollar Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be

Exhibit 10.2

offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.
(b)Certain Additional Definitions. The following defined terms are hereby added to Section 1.01 (Defined Terms) of the Loan Agreement in the appropriate alphabetical order:

“Acquired Permian Assets” has the meaning set forth in the definition of “Permian Acquisition”.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Permian Acquisition” means the acquisition by the Borrower, through its wholly-owned subsidiary, QEP Energy Company, of certain oil and natural gas interests in the Midland sub-basin of the Permian Basin, in Martin and Andrews Counties, Texas (the “Acquired Permian Assets”) pursuant to the Permian Acquisition Agreement.
“Permian Acquisition Agreement” means the Purchase and Sale Agreement dated as of December 6, 2013, as it may be amended, among QEP Energy Company as purchaser and EnerVest Holding, L.P., EnerVest Energy Institutional Fund XII-A, L.P., EnerVest Energy Institutional Fund XII-WIB, L.P., and EnerVest Energy Institutional Fund XII-WIC, L.P. as seller (collectively, the “Seller”).
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/ Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions /SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Second Amendment Effective Date” means January 31, 2014.
(c)Amendments to Article III (Taxes, Yield Protection and Illegality) and Certain Definitions Relating Thereto. Section 3.01 (Taxes) of the Existing Loan Agreement, Section 3.04 (Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans) of the Existing Loan Agreement and certain definitions used therein, are amended, and new definitions used therein are added, all as set forth on Annex A attached hereto.

(d)Amendment to Section 2.01. Section 2.01 (Loans) of the Existing Loan Agreement is amended as follows: in Section 2.01(b) the words “under Section 2.01(a)” are changed to “under Sections 2.01(a) and 2.01(b)”; Section 2.01(b) becomes Section 2.01(c); and a new Section 2.01(b) is added is added as follows:

“(b)    The Borrower shall deliver to the Administrative Agent Loan Notice(s) requesting one or more Borrowings to be made on the Second Amendment Effective Date in an aggregate amount not to exceed the Aggregate Commitments. Subject to satisfaction of the conditions to Borrowings set forth in Section 4.02, Borrowings outstanding on the Second Amendment Effective Date shall be refinanced with the proceeds of such Borrowings and the remainder of the requested Borrowings shall

Exhibit 10.2

be funded to the Borrower. Any portion of the Aggregate Commitments not utilized on the Second Amendment Effective Date shall terminate.”
(e)Amendment to Section 2.06(b). Section 2.06(b) (Termination or Reduction of Commitments) of the Existing Loan Agreement is amended to read “Reserved.”.

(f)Addition of Section 5.19. Section 5.19 (OFAC) shall be added to the Loan Agreement immediately following Section 5.18 and shall read as follows:

“Section 5.19 OFAC. Neither the Borrower nor any Restricted Subsidiary (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act, (iii) is a Sanctioned Person or (iv) has more than 10% of its assets in Sanctioned Countries. No part of the proceeds of any Loan will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.”.
(g)Amendment to Section 7.09. Section 7.09 (Dispositions of Property) of the Existing Loan Agreement is amended by deleting the word “and” at the end of Section 7.09(l) and adding the following new subsection (m) after Section 7.09(l), which shall read in its entirety as follows:

“(m)    assignments, made in order to structure and consummate the Permian Acquisition and a qualifying asset sale as a reverse like kind exchange under Section 1031 of the Code, that are to exchange intermediaries, title holders and/or similar entities that are parties to such reverse like kind exchange transaction, including the assignments of the Permian Acquisition Agreement and other purchase agreements and loan receivables created in connection with such like kind exchange.”
(h)Addition of Exhibits. Exhibit E-1, Exhibit E-2, Exhibit E-3 and Exhibit E-4 attached hereto are added as Exhibit E-1, Exhibit E-2, Exhibit E-3 and Exhibit E-4 to the Loan Agreement.

4.Conditions of Effectiveness. This effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent.

(a)The Administrative Agent shall have received each of the following:
(i)counterparts of this Amendment executed by the Borrower, the Administrative Agent, Existing Lenders constituting Required Lenders (including all Increasing Lenders), and each New Lender;

(ii)a Note executed by the Borrower in favor of each New Lender requesting a Note;

(iii)a certificate of a secretary or assistant secretary of the Borrower (A) certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Amendment, (B) certifying that attached thereto is a true, correct and complete copy of the Organization Documents of the Borrower, or certifying that such Organization Documents were delivered on the Closing Date and certifying that since such date there have been no changes thereto, and (C) attaching resolutions adopted by the board of directors (or other governing body) of the Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment;
(iv)certificates evidencing the existence and good standing of the Borrower, issued by the applicable Governmental Authority of its jurisdiction of organization;

Exhibit 10.2

(v)a certificate of a Responsible Officer of the Borrower (A) attaching and certifying as to a true, correct and complete copy of the Permian Acquisition Agreement or certifying as to a copy that has been filed publicly or previously delivered, (B) demonstrating compliance on a pro forma basis with the financial covenants contained in Section 7.11 of the Existing Loan Agreement, after giving effect to the Transactions (hereinafter defined), as of the end of the most recent fiscal quarter, (C) certifying that, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are solvent on such date, and (D) certifying as to the matters set forth in clauses (b) - (h) and as to the representations and warranties set forth in Section 5 below;

(vi)a favorable opinion of Latham & Watkins, LLP, covering such matters concerning the Borrower and this Amendment as the Arrangers may reasonably request, in form and substance reasonably satisfactory to the Arrangers, such opinion to be addressed to the Administrative Agent and each Lender;

(vii)(A) pro forma consolidated financial statements for the Borrower and its Subsidiaries for the four-quarter period most recently ended prior to the Second Amendment Effective Date for which financial statements are available, consisting of a consolidated statements of earnings, cash flows, and shareholders’ equity and (B) a pro forma balance sheet of the Borrower and its Subsidiaries as of December 31, 2013, in each case giving pro forma effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the financial statements referenced in clause (A));

(viii)(A) copies of any environmental reviews and/or reports relating to the Acquired Assets prepared by or for, or provided to, the Borrower in connection with the Permian Acquisition, and (B) in the event that work is required in order to remedy environmental defects, copies of information related to such work; and

(ix)A Loan Notice in an amount equal to the Loans outstanding on the Second Amendment Effective Date plus the additional amounts requested to be borrowed on such date, in an aggregate amount not to exceed the Aggregate Commitments as set forth on Schedule 2.01 attached hereto.

(b)Before and after taking into account the Transactions, since December 31, 2012, there shall not have occurred any event, development or circumstance that has or could reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect.

(c)There shall be no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority with respect to the Permian Acquisition.

(d)All material consents and approvals of any Governmental Authority or third party necessary in order to borrow under the Loan Agreement and to consummate the Permian Acquisition shall have been obtained and shall be in full force and effect.

(e)(i) The Permian Acquisition shall have been, or concurrently with the funding of Loans on the Second Amendment Effective Date, shall be, consummated in accordance in all material respects with the terms of the Permian Acquisition Agreement, and (ii) no provision of the Permian Acquisition Agreement, in the form of the Permian Acquisition Agreement as in effect on January 7, 2014 and provided to the Arrangers, shall have been waived, amended, supplemented or otherwise modified, and no consent or request by the Borrower or any of its Subsidiaries shall have been provided thereunder, in each case in a manner which is materially adverse to the interests of the Lenders without the Arrangers’ written consent.

(f)Both before and immediately after giving effect to the Transactions, no Default shall exist.

Exhibit 10.2

(g)The Administrative Agent shall have received, to the extent not previously delivered and to the extent requested all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(h)The Borrower shall have paid all Lender upfront fees, Arranger fees and the Administrative Agent and Arranger expenses, including Attorney Costs of one counsel to the Administrative Agent and Wells Fargo Securities, LLC.

(i)The Second Amendment Effective Date shall occur on or prior to February 28, 2014.

5.Representations and Warranties. The Borrower represents and warrants that on the Second Amendment Effective Date both before and after giving effect to the Transactions:

(a)This Amendment has been duly authorized, executed and delivered by the Borrower, and this Amendment and the Loan Agreement as modified hereby each constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights or by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)The Specified Representations (hereinafter defined) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date. “Specified Representations” means the representations and warranties of the Borrower set forth in Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 5.15 and Section 5.16 (after giving effect to the Transactions) of the Loan Agreement.

(c)The Permian Acquisition Agreement Representations (hereinafter defined) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date. “Permian Acquisition Agreement Representations” means the representations made by or on behalf of the Seller (as defined in the Permian Acquisition Agreement) as are material to the interests of the Lenders, but only to the extent the Borrower has (or its applicable affiliate has) the right to terminate its obligations under the Permian Acquisition Agreement (or the right not to consummate the Permian Acquisition) as a result of a breach of such representations in the Permian Acquisition Agreement.

(d)No Default exists.

(e)The Borrower has received (i) all approvals required by the Organization Documents of the Borrower for the consummation of the Permian Acquisition and (ii) all material consents and approvals of Governmental Authorities required for the consummation of the Permian Acquisition. The Permian Acquisition has been consummated or is being consummated on the Second Amendment Effective Date in accordance in all material respects with the terms of the Permian Acquisition Agreement and in compliance in all material respects with applicable Laws and regulatory approvals.

6.Effect of Amendment. This Amendment, except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Existing Loan Agreement. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Existing Loan Agreement and the other Loan Documents shall remain the same, and are hereby ratified and affirmed, and the Loan Agreement, as amended hereby, and the other Loan Documents shall continue in full force and effect. From and after

Exhibit 10.2

the date hereof, each reference in the Loan Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Loan Agreement,” “this Amendment,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Loan Agreement as amended hereby.

7.Miscellaneous. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart. This Amendment shall be a “Loan Document” as defined in the Loan Agreement.

8.Entire Agreement. THE LOAN AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[SIGNATURES PAGES FOLLOW]

Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the date first written above.
QEP RESOURCES, INC., as the Borrower

By: /s/ Richard J. Doleshek
Name: Richard J. Doleshek
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender
By: /s/ Leanne S. Phillips
Name: Leanne S. Phillips
Title: Director

BMO CAPITAL MARKETS FINANCING, INC., as a Lender
By: /s/ Kevin Utsey
Name: Kevin Utsey
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By: /s/ Mark Oberreuter
Name: Mark Oberreuter
Title: Vice President

CITIBANK, N.A., as a Lender
By: /s/ John Miller
Name: John Miller
Title: Vice President

COMPASS BANK, as a Lender
By: /s/ James Neblett
Name: James Neblett
Title: Vice President

Exhibit 10.2

SUNTRUST BANK, as a Lender
By: /s/ Shannon Juhan
Name: Shannon Juhan
Title:Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Justin M. Alexander
Name: Justin M. Alexander
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ James Giordano
Name: James Giordano
Title: Vice President

EXPORT DEVELOPMENT CANADA, as a Lender

By: /s/ Christopher Wilson
Name: Christopher Wilson
Title: Senior Associate

By: /s/ Ranya Gabriel
Name: Ranya Gabriel
Title: Financing Manager

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Robert James
Name: Robert James
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT
BANK, as a Lender

By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

By: /s/ Sharada Manne
Name: Sharada Manne
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ John Berry
Name: John Berry
Title: Vice President

Exhibit 10.2

COMERICA BANK, as a Lender

By: /s/ Mark Fuqua
Name: Mark Fuqua
Title: Senior Vice President

DNB CAPITAL LLC, as a Lender

By: /s/ Joe Hykle
Name: Joe Hykle
Title: Senior Vice President
By: /s/ Asuiv Tvelt
Name: Asuiv Tvelt
Title: Vice President

FIFTH THIRD BANK, as a Lender

By: /s/ Byron L. Cooley
Name: Byron L. Cooley
Title: Executive Director

SUMITOMO MITSUI BANKING CORPORATION, NY BRANCH, as a Lender

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title:Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Michael Getz
Name: Michael Getz
Title: Vice President

By: /s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Robert Traband
Name: Robert Traband
Title: Managing Director

Exhibit 10.2

Annex A

Certain Amendments to Article III and Certain Definitions Relating Thereto

(a)The following defined terms appearing in Section 1.01 (Defined Terms) of the Existing Loan Agreement are amended as set forth below:

(i)The definition of “Excluded Taxes” is amended to read in its entirety as follows:
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.15) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
(ii)The definition “FATCA” is amended by deleting the period at the end of such definition and inserting the following: “and any agreements entered into pursuant to Section 1471(b)(1) of the Code or otherwise pursuant to any of the foregoing.”

(iii)The definition of “Foreign Lender” is amended to read in its entirety as follows:
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
(iv)The definition of “Indemnified Taxes” is amended by inserting “(a)” immediately after “means”, deleting the period at the end of such definition, and inserting the following: “, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.”

(v)The definition of “Other Taxes” is amended to read in its entirety as follows:
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.15).

Exhibit 10.2

(b)The following defined terms are hereby added to Section 1.01 (Defined Terms) of the Existing Loan Agreement in the appropriate alphabetical order:
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed solely as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.
“Withholding Agent” means the Borrower and the Administrative Agent.
(c)Section 3.01 (Taxes) of the Existing Loan Agreement is amended to read in its entirety as follows:

“3.01.    Taxes.
(a)    Defined Terms. For purposes of this Section 3.01, the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall to the extent permitted by applicable Laws be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any

Exhibit 10.2

Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal

Exhibit 10.2

withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner.
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Exhibit 10.2

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. For purposes of this Section 3.01(g), references to a Lender shall include the Administrative Agent.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(j)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.01(b), or requires the Borrower to make any payments pursuant to Section 3.01(c), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01(b) or Section 3.01(c) in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. If the Borrower requests a Lender to designate a different Lending Office or assign its rights and obligations to another of its offices, branches or affiliates, the Borrower hereby agrees to pay all reasonable costs and expenses incurred by such Lender in connection with any such designation or assignment. Subject to the foregoing, Lenders agree to use reasonable efforts to select lending offices which will minimize taxes and other costs and expenses for the Borrower.”
(d)Section 3.04(a) (Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans) of the Existing Loan Agreement is amended by revising clause (ii) thereof to read as follows:

“(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or”.

Exhibit 10.2

Annex B

Revised Cover Page For Term Loan Agreement

See the following page

Exhibit 10.2

Published CUSIP Number: 74733YAF1

TERM LOAN AGREEMENT
Dated as of April 18, 2012
amended by First Amendment to Term Loan Agreement
dated as of August 13, 2013 and by
Second Amendment to Term Loan Agreement and Commitment Increase Agreement
dated as of February 19, 2014 among
QEP RESOURCES, INC.,
as the Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, and
The Lenders Party Hereto

SunTrust Bank
and
Compass Bank,
Co-Syndication Agents

Citibank, N.A.,
U.S. Bank National Association, and
Bank Of Tokyo Mitsubishi UFJ, Ltd., Co-Documentation Agents

WELLS FARGO SECURITIES, LLC, BMO CAPITAL MARKETS, INC.,
SUNTRUST ROBINSON HUMPHREY, INC., BBVA COMPASS,
CITIGROUP GLOBAL MARKETS INC.,
and
U.S. BANK NATIONAL ASSOCIATION,
Joint Lead Arrangers and Joint Bookrunners

Exhibit 10.2

SCHEDULE 2.01
COMMITMENTS
AND PRO RATA SHARES
QEP Resources, Inc. Term Loan Agreement

Lender	Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$51,000,000	8.500000000%
BMO Harris Financing, Inc.	$42,000,000	7.000000000%
The Bank of Tokyo Mitsubishi UFJ, Ltd.	$48,000,000	8.000000000%
Citibank, N.A.	$48,000,000	8.000000000%
Compass Bank	$48,000,000	8.000000000%
SunTrust Bank	$48,000,000	8.000000000%
U.S. Bank National Association	$48,000,000	8.000000000%
Branch Banking and Trust Company	$45,000,000	7.500000000%
Export Development Canada	$45,000,000	7.500000000%
Capital One, National Association	$27,000,000	4.500000000%
Credit Agricole Corporate and Investment Bank	$27,000,000	4.500000000%
PNC Bank, National Association	$27,000,000	4.500000000%
Comerica Bank	$15,000,000	2.500000000%
DNB Capital LLC	$15,000,000	2.500000000%
Fifth Third Bank	$15,000,000	2.500000000%
Sumitomo Mitsui Banking Corporation, NY Branch	$15,000,000	2.500000000%
Deutsche Bank AG New York Branch	$12,000,000	2.000000000%
Goldman Sachs Bank USA	$12,000,000	2.000000000%
JPMorgan Chase Bank, N.A.	$12,000,000	2.000000000%
Total	$600,000,000.00	100.000000000%

Exhibit 10.2

EXHIBIT E -1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of April 18, 2012 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among QEP RESOURCES, INC., as Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders from time to time parties thereto.
Pursuant to the provisions of Section 3.01 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit 10.2

EXHIBIT E -2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of April 18, 2012 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among QEP RESOURCES, INC., as Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders from time to time parties thereto.
Pursuant to the provisions of Section 3.01 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit 10.2

EXHIBIT E -3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of April 18, 2012 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among QEP RESOURCES, INC., as Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders from time to time parties thereto.
Pursuant to the provisions of Section 3.01 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit 10.2

EXHIBIT E -4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of April 18, 2012 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among QEP RESOURCES, INC., as Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders from time to time parties thereto.
Pursuant to the provisions of Section 3.01 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]